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                                                                   EXHIBIT 10.22

                           ASSUMPTION OF DEED OF TRUST
                           AND MODIFICATION AGREEMENT


     THIS ASSUMPTION OF DEED OF TRUST AND MODIFICATION AGREEMENT (this "Agreement") is made as of July 12, 2002 by and between AMERICAN EDUCATIONAL PRODUCTS LLC, a Colorado limited liability company ("Trustor") (successor in interest to American Educational Products, Inc., a Colorado corporation ("Original Trustor")), having an address of 401 Hickory Drive, Fort Collins, Colorado 80524 and BANK OF AMERICA, N.A., as administrative agent for the Lenders ("Agent"), having an address of 231 South LaSalle Street, Chicago, Illinois 60697 with respect to the following Recitals:

                                R E C I T A L S:

     A. Original Trustor has previously executed and delivered for the benefit of Agent that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated August 21, 2001 (the "Security Instrument") and recorded on September 4, 2001 as Document No. 2001078041 in the Official Records of Larimer County, Colorado (the "Official Records") which encumbers the Land described therein and on EXHIBIT A attached hereto. All initially-capitalized terms not defined herein shall have their meaning as set forth in the Security Instrument.

     B. The Security Instrument secures, among other things, Original Trustor's obligations under the Credit Agreement.

     C. Nasco International, Inc., a Wisconsin corporation ("Nasco") and Agent have entered into that certain First Amendment to Amended and Restated Credit Agreement (Five Year) and Consent dated June 17, 2002 (the "Credit Agreement Amendment"). Pursuant to the Credit Agreement Amendment, Agent has, among other things, conditionally consented to Nasco's merging (the "Merger") into The Aristotle Corporation, a Delaware corporation ("Aristotle") and Original Trustor's conversion into Trustor (the "Conversion"). Pursuant to the Credit Agreement Amendment, among other things, Aristotle is executing an Assumption Agreement whereby Aristotle is assuming all of Nasco's obligations under the Loan Documents.

     D. Pursuant to the Credit Agreement Amendment, among other things, Agent has required Trustor to enter into this Agreement.

          NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   ASSUMPTION

          Trustor acknowledges that it has acquired or will acquire concurrently herewith the fee simple interest of Original Trustor in and to the Land and hereby accepts and assumes the

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     obligations and duties of Original Trustor in, to and under the Security
     Instrument, whether occurring before or after the date of this Agreement. Trustor acknowledges and agrees that it holds or will hold fee simple title to the Land, together with all rights and interests appurtenant thereto, subject to the provisions of this Agreement and the charge and lien of the Security Instrument and that it shall be bound by all of the terms, conditions and covenants contained therein and herein.

     2.   MODIFICATION OF SECURITY INSTRUMENT

          The Security Instrument is hereby modified to (i) reflect the assumption set forth in this Agreement, (ii) provide that all references to the Credit Agreement in the Security Instrument shall mean the Credit Agreement as amended as of the date hereof, including by the Credit Agreement Amendment, and as the same may be further modified in the future,
     (iii) provide that all of the obligations under the Loan Documents as modified by this Agreement are the obligations of Trustor as if Trustor is named therein, and (iv) reflect that the Credit Agreement Amendment and this Agreement constitute Loan Documents.

     3.   TITLE ENDORSEMENT

          Concurrently with the recording of this Agreement, Trustor shall cause to be delivered to Agent at Trustor's, Nasco's and/or Aristotle's sole cost and expense a CLTA 110.5 endorsement (or Colorado equivalent), in form and substance acceptable to Agent in its sole and absolute discretion, to Agent's existing title policy relating to the Security Instrument.

     4.   GOVERNING LAW

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado.

     5.   COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

                                       2
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                 TRUSTOR:

                                 AMERICAN EDUCATIONAL PRODUCTS LLC
                                 a Colorado limited liability company
                                 (successor-in-interest to American
                                 Educational Products, Inc., a Colorado
                                 corporation)


                                 By:  /s/ Steven B. Lapin
                                      -------------------
                                      Its: President and Chief Operating Officer


                                 AGENT:


                                 BANK OF AMERICA, N.A., as Agent for the Lenders


                                 By: /s/ David Johanson
                                     ------------------
                                     Its: Vice President


                                       3
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                                                                       [TRUSTOR]


STATE OF ___________          )
                              )        ss.
COUNTY OF ________________    )

     The foregoing instrument was acknowledged before me on this ____ day of July 2002, by __________________ as ____________________________ of AMERICAN
EDUCATIONAL PRODUCTS LLC, a Colorado limited liability company.

     WITNESS my hand and official seal.

     My commission expires ___________________.

(SEAL)

                                           ------------------------------------
                                           Notary Public



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                                                                         [AGENT]

STATE OF ___________          )
                              )        ss.
COUNTY OF ________________    )

     The foregoing instrument was acknowledged before me on this ____ day of July 2002, by __________________ as ____________________________ of Bank of
America, N.A., a _______________________, as administrative agent for the Lenders.

     WITNESS my hand and official seal.

     My commission expires ___________________.

(SEAL)

                                           ------------------------------------
                                           Notary Public